UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2015

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363
___________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 23, 2015, the sole shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the "Companies") appointed and elected Paul McMillan to the Boards of Directors of the Companies (the “Boards”). Mr. McMillan was appointed to replace Benjamin Hawkins, who resigned from the Boards effective the same day. Mr. McMillan will serve on the Audit Committee and the Governance and Public Affairs Committee of each of the Companies.

Mr. McMillan is currently a Principal of Tidal Shift Capital Incorporated, which provides consulting and project development services to energy and infrastructure clients primarily in British Columbia, Ontario and Alberta. Prior to joining Tidal Shift Capital Incorporated in July 2009, Mr. McMillan served as the Senior Vice President of the EPCOR Energy Division from May 2005 to June 2009, President of EPCOR Merchant and Capital LP from September 2000 to May 2005 and Vice President and General Manager of Encore Energy Solutions LP from 1997 to September 2000. Mr. McMillan also currently serves on the board of directors of BluEarth Renewables Inc.

Mr. McMillan was selected by Alberta Investment Management Corporation (“AimCo”) and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an Owner Director on their respective Boards of Directors. The compensation offered to Mr. McMillan for his service as a director will be the same as that offered to all non-employee independent board members of the Companies, pursuant to the director compensation schedule filed as Exhibit 10.51 to the Companies' Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: April 29, 2015	By: /s/ Michael J. Stranik
Michael J. Stranik Controller and Principal Accounting Officer